Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
G&K Services, Inc.:

We consent to the incorporation by reference in the registration statements (Registration Nos. 33-56623; 333-44654; 333-75015; 333-110221; 333-121459; 333-131375; and 333-216147) on Form S-8 and in the registration statement (Registration No. 333-78085) on Form S-4 of Cintas Corporation of our reports dated August 26, 2016, with respect to the consolidated balance sheets of G&K Services, Inc. and subsidiaries as of July 2, 2016 and June 27, 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, cash flows and the related financial statement Schedule II for each of the fiscal years in the three-year period ended July 2, 2016, and the effectiveness of internal control over financial reporting as of July 2, 2016, which reports appear in this Current Report on Form 8-K of Cintas Corporation dated March 6, 2017.
/s/ KPMG LLP
Minneapolis, Minnesota
March 6, 2017